UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 18, 2020
Date of Report (Date of earliest event reported)

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 18, 2020, Universal Insurance Holdings, Inc. (the “Company”) entered into an employment agreement with Kimberly Cooper Campos, the Company’s Chief Administrative Officer and Chief Information Officer (the “Agreement”). The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference thereto.
Term
Ms. Campos’s former employment agreement with the Company expired on December 31, 2019. Ms. Campos’s new employment agreement provides that Ms. Campos will serve as Chief Administrative Officer and Chief Information Officer of the Company for a term beginning on January 1, 2020 (the “Effective Date”) and ending on December 31, 2021, unless earlier terminated in accordance with its terms.
Base Salary
Ms. Campos will receive a base salary of $300,000 for each contract year. The base salary is subject to adjustment by the Company’s Compensation Committee based on the recommendation of the Company’s Chief Executive Officer.
Annual Bonus
Ms. Campos is eligible to receive an annual bonus as determined by the Company in its sole discretion, subject to her continued employment through the payment date of the bonus.
Stock Award
Ms. Campos is also eligible to receive a grant of 1,800 shares of fully vested and non-forfeitable common stock of the Company pursuant to the Company’s 2009 Omnibus Incentive Plan and the stock award agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference thereto.
Termination
If Ms. Campos is terminated for any reason, she will receive a lump sum cash payment equal to accrued but unpaid base salary through the date of termination. If Ms. Campos is terminated without Cause (as defined in the Agreement), she will also receive a lump-sum cash payment equal to her base salary for the remaining term of the Agreement, subject to her execution of a general release of claims in favor of the Company.
Non-Compete
Ms. Campos is subject to a non-compete provision under the Agreement that prohibits her from engaging in certain competitive activities during the Term and for a period of 12 months following her termination.
Other
The Agreement also contains nondisparagement, nonsolicitation and confidentiality provisions.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated March 18, 2020, between Kimberly Cooper Campos and the Company.
10.2	Stock Award Agreement, dated March 18, 2020, between Kimberly Cooper Campos and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2020	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank C. Wilcox
Frank C. Wilcox
Chief Financial Officer